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                                    [LETTERHEAD]


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the use of our reports dated:


           REPORT DATE:             FINANCIAL STATEMENTS OF:
           ------------             ------------------------

           March 22, 1996           Anglo Metal, Inc.
                                     dba Anglo Iron & Metal

           April 5, 1996            Mid-America Shredding, Inc.

           April 21, 1996           Weissman Iron and Metal,
                                     a Division of Weissman Industries, Inc.

           November 3, 1995         Recycling Industries, Inc.

and to the reference made to our firm under the caption "Experts" included in or made part of this S-1 Registration Statement.


                                           /s/ AJ. ROBBINS, P.C.
                                           ----------------------------------
                                           AJ. ROBBINS, P.C.
                                           CERTIFIED PUBLIC ACCOUNTANTS
                                           AND CONSULTANTS


Denver, Colorado
November 12, 1996